Exhibit (c)(2)

                               MARKET COMPARABLES

                                                                  Shares
                                                                Outstanding
Company     Current Price    P/E Ratio    Avg Daily Volume        (000's)
-------     -------------    ---------    ----------------    ---------------
AP             $ 12.97          24.5           5,100               9,632
GRC            $ 19.90          19.0           4,700               8,541
IEX            $ 29.20          17.5          213,700             32,510
TII            $ 24.65         12.30           33,000             17,130
SGR            $ 10.10          4.5           596,300             37,730
LSS            $ 21.10          Def.          685,300             28,380
WEB            $ 3.10           10.3           1,300               7,082
MVK            $ 18.71         233.9          402,606             40,940
NWPX           $ 12.05          8.8            10,100              6,549
IR             $ 38.56          14.2         1,026,000            169,200
CMCO           $ 1.60           Def.           43,500             14,900
TEX            $ 12.62          Def.          270,400             47,400
ASTE           $ 5.75           Def.           75,000             19,680
OSK            $ 61.69          17.2          107,200             17,060

EDCO           $ 6.10           9.2             N/A                1,639
                                                              (Float:440,710)



COMPARABLE CHARACTERISTICS

P/E: After elimination of MVK(P/E: 233.9) and stocks with deficit earnings, the average P/E ratio of the group is 13.14.

         Without AP(P/E: 24.5) and SGR(P/E: 4.5), the average P/E ratio is
         12.75.

AVERAGE  SHARES OUTSTANDING:    32,600,000

AVERAGE DAILY TRADING VOL.:     248,157
         Without 3
         outliers at
         either extremes        144,438


CONCLUSIONS: Given EDCO's non-existent trading volume and low shares outstanding and negligible float, a P/E ratio of 7 to 8 would be more likely against the comparable group's average of approximately 13.

                          DISCOUNTED CASH FLOW ANALYSIS*


Fiscal Year Ending January 31 (000's)

                                                                              Terminal
                              2004      2005      2006      2007      2008     Period
                            -------   -------   -------   -------   -------   --------
Net Revenues                $28,800   $23,944   $29,233   $29,526   $29,821    $30,716

Operating Income            $ 3,935   $ 4,473   $ 4,647   $ 4,723   $ 4,799    $ 4,937

Cash Flow                   $ 1,019   $ 2,638   $ 2,686   $ 2,731   $ 2,776    $ 2,653

PV Factor at 12%             0.9449    0.8437    0.7533    0.6726    0.6005

Discounted Cash Flow        $   963   $ 2,226   $ 2,023   $ 1,837   $ 1,667


(000's)
Terminal Value: EBITDA                 $4,025
                                           x5
                                      -------
                                      $20,125

Present Value Factor                   0.6005
                                      -------
                                      $12,085

Sum of the Discounted Cash Flows       $8,716
Terminal Value                        $20,801
                                      -------

Less: Net Debt                         $2,802
                                      -------

Fair Market Value of Equity           $17,999
Per Share                               $7.95


* After the discounted cash flow analysis was distributed to the special committee, but prior to the time that the special committee discussed the analysis, it was brought to the committee's attention that certain of the numbers in the chart were incorrect. Specifically, the special committee was advised that (i) the cash flow number for 2004 should have been $2,109 (instead of $1,019), thus resulting in a discounted cash flow value of $1,908 (instead of $963), and (ii) the cash flow number for the terminal period should have been $5,935 (instead of $2,653) with a discount factor of 0.5362, thus resulting in a discounted cash flow value of $3,182. Based on 5 times EBITDA and a 25% discount, the discounted cash flow analysis thus yielded a per share price of $7.55.

                                Valuation Matters


Estimated EBITDA as of
January 31, 2003

EBITDA                                               $ 4,213,398
Multiple                                                      5x
                                                 ----------------

Enterprise Value                                     $21,066,990
Less: Net Debt                                       $ 2,802,060
                                                 ----------------

Enterprise Equity Value                              $18,264,930
                                                    $ 8.07/share

Discount 25%                                        $ 6.05/share

EBITDA as of January 31, 2002

EBITDA                                               $ 5,899,453
Multiple                                                      5x
                                                 ----------------

Enterprise Value                                     $29,497,265
Less: Net Debt                                       $ 2,802,060
                                                 ----------------

Enterprise Equity Value                              $26,695,205
                                                   $ 11.80/share

Discount 25%                                         $7.67/share

                           M&A Middle-market analysis

EBITDA Multiple Analysis

     Total M&A transactions in the U.S. market declined 17.5% in 2002. During the same period, middle-market transactions ($1 billion or less) were down 9.3%. Transactions of less than $100 million were off off approximately 8%. (Exhibit
1)

     EXHIBIT 1: The left side y-axis shows the number of deals, ranging from 0 to 6,000, in intervals of 2,000. The right side y-axis shows total deal value, ranging from $0 to $600 billion, in intervals of $100 billion. The x-axis shows the years 1997-2002. The source of the graph is Thompson Financial and Robert W. Baird & Co.

                                                         (Estimated)
                             Number of Deals             Deal Value
                             ---------------            ------------
           1997                   5255                  $400 billion
           1998                   5636                  $410 billion
           1999                   4622                  $415 billion
           2000                   4672                  $412 billion
           2001                   3346                  $250 billion
           2002                   3036                  $240 billion


U.S. Middle Market Enterprise Value to Median EBITDA Multiples

     Middle-market median acquisition mutiples have fallen from 10.7 times EBITDA in 1997 to 6.7 at the end of 2002. Multiples for this segment are now at their lowest point in a decade. For transactions of less than $100 million, the median EBITDA multiple currently is 5.7. (Exhibit 2 and Tables A and B)

     EXHIBIT 2: The y-axis shows EBITDA multiples, ranging from 0.0 to 12.0, in intervals of 2.0. The x-axis shows the years 1997-2002. The source of the graph is Thompson Financial and Robert W. Baird & Co.

                                         EBITDA Mutiple
                                         --------------
                    1997                      10.7
                    1998                       9.6
                    1999                       9.2
                    2000                       8.0
                    2001                       7.6
                    2002                       6.7

Table A: U.S. Middle-Market M&A Deal Statistics

                                              Middle-Market Segments                           Middle-Market Total
                                              ----------------------                           -------------------

                            < $100M               $100M - $499M          $500M - $1,000M           $0M-$1,000M

                      Jan. 2002  Jan. 2003    Jan. 2002  Jan. 2003    Jan. 2002  Jan. 2003    Jan. 2002  Jan. 2003
                      ---------  ---------    ---------  ---------    ---------  ---------    ---------  ---------
Month
-----
Number of Deals             214        161           34         29            5          6          253        196
Value of Deals         $  3,973   $  3,653     $  7,474   $  5,141     $  3,181   $  4,532     $ 14,527   $ 13,325

Year-to-Date
Number of Deals             214        161           34         29            5          6          253        196
Value of Deals         $  3,973   $  3,653     $  7,474   $  5,141     $  3,181   $  4,532     $ 14,527   $ 13,325

LTM
---
Number of Deals           2,653      2,433          532        528           99         97        3,284      3,058
Value of Deals         $ 53,803   $ 51,131     $114,949   $110,952     $ 58,910   $ 56,623     $237,661   $228,705

Median Purchase
Price Multiples
(LTM)
---------------
Enterprise
Value/EBITDA               6.5x       5.7x         8.7x       8.6x         6.6x      11.0x         7.6x       6.9x
Enterprise
Value/EBIT                  8.8        7.6         11.6       11.5          9.0       13.1          9.7       10.7
Enterprise
Value/Revenue               0.9        0.8          1.6        1.4          1.3        2.7          1.1        1.1


Thompson Financial and Robert W. Baird & Co. Incorporated M&A Research

GRAPH: U.S. Middle-Market Median Acquisition Premiums. The y-axis shows acquisition premiums, ranging from 20.0%
to 50.0%, in intervals of 10.0%. The x-axis shows December 1992 through December 2002, annually, as well as
January 2003 (LTM). There are two lines on the graph. The first line plots 1-week premiums while the second line plots 4-week premiums. The source of the graph is Thompson Financial and Robert W. Baird & Co. Incorporated M&A
Research.

                                                                                                              1/03
           12/92    12/93    12/94    12/95    12/96    12/97    12/98    12/99    12/00    12/01    12/02    (LTM)
           -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
1-week
premium    37%      33.3%    27.8%    27.4%    26.7%    27.0%    29.9%    34.8%    36.8%    36.4%    31.9%    31.1%

4-week
premium    40%      37.3%    32.9%    35.6%    31.7%    30.4%    34.5%    43.0%    44.2%    41.5%    33.6%    31.6%


     GRAPH: U.S. Middle-Market Enterprise Value to Median EBITDA Multiples. The y-axis shows EBITDA multiples, ranging from 0.0x to 15.0 times, in intervals of 5.0x. The x-axis shows December 1992 through December 2002, annually, as well as January 2003 (LTM). There are four bars for each date: deals less than $100M; deals between
$100M-$499M; deals between $500M-$1,000M; and the total middle-market. The source of the graph is Thompson
Financial and Robert W. Baird & Co. Incorporated M&A Research.

                                                                                                              1/03
           12/92    12/93    12/94    12/95    12/96    12/97    12/98    12/99    12/00    12/01    12/02    (LTM)
           -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
< $100M    6.6x     9.2x     9.6x     7.9x     8.9x     9.4x     8.2x     8.3x     6.6x     6.5x     5.7x     5.7x

$100M-
$499M      7.6      8.8      9.9      9.7     10.7     11.0     10.4      9.6      8.8      8.6      8.3      8.6

$500M-
$1,000M    8.5      7.9     11.4      9.5     10.4     11.8      9.1      9.9      9.7      6.6      9.8     11.0

Total
Middle-
Market     7.0      8.9      9.8      8.8      9.8     10.7      9.6      9.2      8.0      7.6      6.8      6.9

Table B: Transatlantic Middle-Market M&A Deal Statistics


     GRAPH: Transatlantic M&A by Number of Deals and Dollar Volume. The left side y-axis shows the number of deals, ranging from 0 to 1,200, in intervals of 200. The right side y-axis shows deal value, ranging from $0.0 to $60.0 billion, in intervals of $20.0 billion. The x-axis shows December 1992 through December 2002, annually, as well as January 2003 (LTM). The source of the graph is
Thompson Financial and Robert W. Baird & Co. Incorporated M&A Research.

                                                                                                                      01/02    1/03
                   12/92    12/93    12/94    12/95    12/96    12/97    12/98    12/99    12/00    12/01    12/02     YTD     (LTM)
                   -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
U.S. Targets -
Disclosed          89       92       123      156      154      210      232      299      361      229      161       23       9

U.S. Targets -
Undisclosed        53       71        75      105      132      153      230      289      348      212      136        9       7

European Targets
- Disclosed        139      142       168      178      223      314      380      319      272      220      183       11      15

European Targets
- Undisclosed      223      323       327      418      496      579      680      571      543      379      286       23      22

U.S. Deal Value   $2.8     $4.4     $10.4    $11.0    $13.2    $20.0    $27.6    $38.0    $40.7    $19.6    $12.6     $1.3    $0.7

European Deal
 Value            $7.4     $8.0     $9.4     $11.8    $18.8    $25.1    $30.6    $32.9    $28.3    $24.7    $21.6     $2.0    $1.4

                  CHART: Middle-Market Segments.

                         --------------------          --------------------
                             U.S. Targets                European Targets
                         --------------------          --------------------
                           2002        2003              2002        2003
                         --------    --------          --------    --------
Month
-----
Number of Deals             32          16                34          37

Value of Deals            $1,281       $740             $1,988      $1,359


Year-to-Date
------------
Number of Deals             32          16                34          37

Value of Deals            $1,281       $740             $1,988      $1,359


LTM
---
Number of Deals            435          282              570          477

Value of Deals           $18,900      $12,058          $23,540      $20,981


Median Purchase
Price Multiples
(LTM)
---------------

Enterprise
Value/EBITDA               9.1x        5.4x             12.5x        6.8x

Enterprise
Value/EBIT                 12.2         7.9              9.6          8.9

Enterprise
Value/Revenue              1.1          0.6              1.2          0.6

                         --------------------          -------------------

Thompson Financial and Robert W. Baird & Co. Incorporated M&A Research.

GRAPHIC: U.S./Europe Cross-Border Middle-Market Median Acquisition Premiums. The y-axis shows the premium percentage, ranging from 0.0% to 80.0%, in intervals of 20.0%. The x-axis shows December 1994 through December 2002, annually, as well as January 2003 (LTM). The source of the graph is Thompson Financial and Robert
W. Baird & Co. Incorporated M&A Research.

                                                                                                         01/03
                        12/94    12/95    12/96    12/97    12/98    12/99    12/00    12/01    12/02    (LTM)
                        -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
U.S. Target
Premiums - 1 week       21.5%    36.4%    30.2%    39.1%    35.0%    33.3%    48.3%    50.9%    58.1%    51.6%

U.S. Target
Premiums - 4 week       31.9%    38.6%    58.8%    37.8%    37.8%    37.4%    63.7%    61.3%    26.6%    26.1%

European Target

Premiums - 1 week       21.4%    16.7%    24.4%    44.5%    38.8%    36.9%    54.8%    29.8%    18.3%    18.1%

European Target

Premiums - 4 week       31.8%    26.6%    23.4%    35.9%    40.5%    46.3%    49.5%    32.6%    24.8%    22.5%

Leverage Multiples

     The lower level of activity reflects both a tighter debt market and depressed valuations. Debt multiples were at 2.7 times EBITDA at the end of 2002 versus an average of 3.6 times in 1997; equity portions have risen to 41% of total capitalization in 2002, nearly double the 20% average ten years ago and 30% five years ago. (Exhibit 3)

     EXHIBIT 3: The y-axis shows EBITDA multiples, ranging from 0.0 to 6.0, in multiples of 2.0. The x-axis shows the years 1997-1991, as well as the period from January 1, 2002 to September 30, 2002. The source of the graph is Standard & Poor's Leveraged Commentary & Data.

                     Senior Debt, as a    Other Debt, as a     Total Debt, as a
                    Multiple of EBITDA   Multiple of EBIDTA   Multiple of EBITDA
                    ------------------   ------------------   ------------------
       1997                 3.6                  2.1                  5.7
       1998                 3.5                  1.8                  5.3
       1999                 3.3                  1.2                  4.5
       2000                 3.2                  1.2                  4.4
       2001                 2.7                  0.8                  3.5
Through 9/30/2002           2.7                  1.0                  3.7